SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant                             [X]
Filed by a party other than the registrant    [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement   [ ] Confidential, for use of the
                                           Commission Only (as permitted by Rule
                                           14a6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Rule 14a-12

                            Ridgewood Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
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        (2)      Aggregate number of securities to which transaction applies:
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        (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11(c):
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        (4)      Proposed maximum aggregate value of transaction:
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        (5)      Total fee paid:
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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:
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         (4)     Date Filed:
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FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:

April 26, 2001                      Susan E. Naruk, President and CEO
                                    Nelson Fiordalisi, EVP and COO
                                    Ridgewood Financial, Inc. (NASD, NMS - RSBI)
                                    Ridgewood Savings Bank
                                    (201) 445-4000


               RIDGEWOOD FINANCIAL, INC. ANNOUNCES CASH DIVIDEND,
               REGULATORY APPROVALS OF BOILING SPRINGS MERGER, AND
                     DATE OF ANNUAL MEETING OF STOCKHOLDERS


         Ridgewood, New Jersey -- Ridgewood Financial, Inc. (the "Company") the parent company of Ridgewood Savings Bank of New Jersey, Ridgewood, New Jersey ("Ridgewood Savings" ) announced that the Board of Directors has declared its regular quarterly cash dividend of $.04 per share to stockholders of record as of May 14, 2001 and payable on or about June 1, 2001. This is the sixth consecutive quarterly cash dividend paid by the Company since Ridgewood Savings converted from mutual to stock form as part of a mutual holding company reorganization in January 1999.

         In regard to the pending merger transaction with Boiling Springs Bancorp ("Boiling Springs"), we are pleased to report that Boiling Springs has received regulatory approval regarding the pending regulatory applications filed with the banking regulators. On March 30, 2001, the pending applications filed with the Federal Reserve Board and the Federal Deposit Insurance Corporation were approved and on April 23, 2001, the pending application filed with the New Jersey Department of Banking and Insurance was approved. It is anticipated that the Boiling Springs merger will close by the end of the second quarter of year 2001.

         Additionally, the Company announced that the annual meeting of stockholders is scheduled to be held at its corporate headquarters, 1124 East Ridgewood Avenue, Ridgewood, New Jersey at 4:00 p.m. on Wednesday, June 6, 2001. Shareholders of record at the close of business on May 3, 2001, will be eligible to vote on the merger proposal with Boiling Springs, the election of three members of the board of directors, and the ratification of the appointment of the independent accountants.

         Ridgewood Savings is a New Jersey-chartered stock savings bank headquartered in Ridgewood, New Jersey, and primarily serves northwestern Bergen County, New Jersey. The bank is wholly-owned by the Company, which has the majority of its stock held by a state mutual savings bank holding company, Ridgewood Financial, MHC. Ridgewood Savings is a community and customer oriented financial institution providing a full range of financial services to local individuals, families, professionals and businesses. The bank's deposits are federally insured by the Federal Deposit Insurance Corporation.

         The foregoing materials may contain forward-looking statements. We caution that such statements may be subject to uncertainties and actual results could differ materially and, therefore, investors should not place undue reliance on any forward-looking statements. The Company specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of any events or circumstances after the date of such statements.

         The Company has filed a preliminary proxy statement and other relevant documents with the Securities and Exchange Commission ("SEC"). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain copies of these documents free of charge at the SEC's website, www.sec.gov. Copies of these documents will also be available free of charge from Ridgewood Financial, Inc., Attn: Corporate Secretary, 1124 East Ridgewood Avenue, Ridgewood, New Jersey 07450.

         The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the upcoming annual meeting of stockholders. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE PRELIMINARY PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC ON APRIL 2, 2001.

         Ridgewood Financial, Inc.'s common stock is traded on the NASDAQ National Market under the symbol "RSBI".